[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 16, 2011

Fiduciary/Claymore MLP Opportunity Fund 2455 Corporate West Drive Lisle, Illinois 60532

RE:	Fiduciary/Claymore MLP Opportunity Fund Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Fiduciary/Claymore MLP Opportunity Fund, a statutory trust created under the Delaware Statutory Trust Act (the “Trust”), in connection with the Registration Statement on Form N-2 (the “Registration Statement”) to be filed on the date hereof by the Trust with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the issuance and sale by the Trust, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).

This opinion is being furnished in accordance with the requirements of Item 25 of Form N-2 under the Securities Act, and the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of:

(i)           the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, dated October 12, 2004, as filed with the Commission on October 12, 2004;

(ii)           the Registration Statement as proposed to be filed with the Commission as of the date hereof;

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March 16, 2011

(iii)           the Certificate of Trust of the Trust, dated October 4, 2004, as certified by the Secretary of State of the State of Delaware;

(iv)            the Agreement and Declaration of Trust of the Trust (the “Declaration of Trust”), dated October 4, 2004, as certified by the Secretary of the Trust;

(v)             the Third Amended and Restated By-Laws of the Trust (the “By-Laws”), as currently in effect, as certified by the Secretary of the Trust;

(vi)             a specimen certificate representing the Common Shares in the form incorporated by reference as Exhibit (d) to the Registration Statement; and

(vii)           certain resolutions adopted by the Board of Trustees of the Trust relating to the registration of the Common Shares and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed by parties other than the Trust, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that share certificates representing the Common Shares, if issued, will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Members of our firm are admitted to the practice of law in the State of Delaware and we do not express any opinion as to any laws other than the Delaware

Fiduciary/Claymore MLP Opportunity Fund
March 16, 2011

Statutory Trust Act, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.  The Common Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any Common Shares to be offered by the Trust pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Trust and the other parties thereto; (d) the Board of Trustees of the Trust, including any appropriate committee appointed thereby, and appropriate officers of the Trust have taken all necessary corporate action to approve the issuance and terms of the Offered Common Shares and related matters; (e) the terms of the issuance of the Offered Common Shares have been duly established in conformity with the Declaration of Trust so as not to violate any applicable law, the Declaration of Trust, as then in effect, or the By-Laws, as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Trust, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust; and (f) the Offered Common Shares have been delivered upon payment in full of the consideration payable with respect to the Offered Common Shares as determined by the Board of Trustees of the Trust in accordance with applicable law, at a price per share not less than the per share par value of the Common Shares and as contemplated by any applicable underwriting agreement, the Offered Common Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Declaration of Trust).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the captions “Legal Matters” and “General Information – Legal Counsel” in the Registration Statement.  In giving this consent, we do not thereby admit that

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we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher &
                                                                Flom LLP